1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED*


1.   PURPOSE OF THE PLAN.
     The purpose of the Plan is to provide for the award by the Company of Common Stock to Participants to increase shareholder value and to promote the success of the Company's business by (a) motivating Participants to perform to the best of their abilities, and (b) increasing the desire of such Participants to continue their employment with the Company. The Plan's goals are to be achieved by providing such Participants with awards of Restricted Stock.

2.   DEFINITIONS.
     As used herein, the following definitions shall apply:

     (a)"Administrator"  shall mean the Board or its  Committee,  as provided in
         Section 4 of the Plan.

     (b)"Applicable Laws" shall mean all applicable laws, including without limitation Nevada corporate law, the Internal Revenue Code of 1986, as amended, and applicable federal and state securities laws.

     (c)"Board" shall mean the Board of Directors of the Company.

     (d)"Committee" shall mean a Committee appointed by the Board as specified in Section 4(a) of the Plan.

     (e)"Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f)"Common Stock" shall mean the Common Stock of the Company.

     (g)"Company" shall mean Fremont General Corporation, a Nevada corporation, or any successor to the Company.

     (h)"Director"  shall mean a member of the Board.

     (i)"Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary.

     (j)"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

--------------------------

      * Effective June 3, 1996 the Plan was amended to increase the number of authorized Shares that may be sold under the Plan, of which 681,000 are authorized but unissued shares. Effective August 8, 1996 the Plan was amended to permit participation of non-Employee members of the Board. Effective August 15, 1996, the Plan began operating under new Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Effective November 7, 1996, Section 3 of the Plan was amended to increase the number of authorized Shares that may be sold under the Plan, of which 1,241,600 are authorized but unissued shares, and Section 14 was added.

     (k)"Parent" shall mean a "parent corporation," whether now or hereafter existing.

     (l)"Participant" shall mean an Employee or Director who is awarded Shares under the Plan.

     (m)"Plan" shall mean this 1995 Restricted Stock Award Plan, as amended from time to time.

     (n)"Share" shall mean a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

     (o)"Stock Award Agreement" shall mean an agreement in the form approved by the Board pursuant to which a Participant may acquire Common Stock of the Company under the Plan.

     (p)"Stock Award" shall mean an award of Shares pursuant to the Plan.

     (q)"Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing.


3.   STOCK SUBJECT TO THE PLAN.
     Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be sold under the Plan is 2,068,210 Shares, of which 823,910 Shares shall be reacquired Common Stock, and 1,241,600 Shares shall be authorized, but unissued Common Stock.

     If Shares are forfeited to the Company pursuant to a Stock Award Agreement, such Shares, unless the Plan shall have been terminated, shall become available for reissuance under the Plan. In addition, the maximum aggregate number of Shares that may be sold under the Plan may be increased, in the discretion of the Plan Committee, by any Shares actually issued under the Plan but repurchased or reacquired from Plan Participants by the Company or on behalf of the Company in connection with the administration of the Plan.


4. ADMINISTRATION OF THE PLAN.
     (a) Procedure. The Plan shall be administered by the Plan Committee designated by the Board. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan.

     (b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

         (i) to select Employees and Directors to whom Stock Awards may be granted hereunder;

        (ii) to determine whether and to what extent Stock Awards are granted hereunder;

       (iii) to determine the number of shares of Common Stock to be covered by each Stock Award granted hereunder;

        (iv)   to approve forms of agreement for use under the Plan;

         (v)   to construe and interpret the terms of the Plan;

        (vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

       (vii) to modify or amend each Stock Award Agreement (subject to Section 10 of the Plan);

      (viii) to authorize any person to execute on behalf of the Company any instrument required to effect the award of a Stock Award previously granted by the Administrator;

        (ix) to determine the terms, conditions and restrictions, not inconsistent with the terms of the Plan, applicable to Stock Awards and the Shares relating thereto; and

         (x) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on Participants.


5.   ELIGIBILITY.
     Stock Awards may be made to Employees, as designated by the Administrator, who hold executive and key management positions with the Company. Stock Awards may also be made to Directors, as designated by the Administrator. Neither the Plan nor any Stock Award shall confer upon a Participant any right upon any Participant with respect to continuing such Participant's employment with the Company or service as a member of the Board, nor shall the Plan or any Stock Award hereunder interfere in any way with Participant's right or the Company's right to terminate such relationship at any time, with or without cause. In addition, the Administrator may, in its sole discretion, authorize the issuance of Shares under the Plan to a trust, or trusts, maintained by the Company in connection with its compensation and benefit plans.

6.   AWARD OF STOCK.
     Stock Awards shall be made under the Plan at the discretion of the Administrator. The Shares underlying Stock Awards shall be evidenced by a Notice of Grant that together with the Stock Award Agreement, attached to the Notice of Grant as Exhibit A-1, shall specify the applicable vesting restrictions, the amount of Restricted Stock awarded, and such other conditions as the Administrator, in its sole discretion, shall determine. The awarded Shares shall be held in escrow pursuant to the Joint Escrow Instructions, attached to the Notice of Grant as Exhibit A-3, until such time as they are released from the Company's reacquisition option.

7.   TERM OF PLAN.
     The Plan shall become effective upon adoption by the Board. The Plan shall continue in effect for a term of 10 years from such date of Board adoption unless sooner terminated under Section 10 of the Plan.


8.   COMPANY'S  RIGHT OF  REACQUISITION.
     The Company shall have such right of reacquisition as shall be set forth in the Stock Award Agreement.

9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
     The number of shares of Common Stock which have been authorized for issuance under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Plan.


10.  AMENDMENT AND TERMINATION OF THE PLAN.

     (a)Amendment and Termination. The Board may amend, suspend, or terminate the Plan from time to time in such respects as the Board may deem advisable.

     (b)Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Shares already subject to Stock Award Agreements, except as provided in said Stock Award Agreements.


11.  COMPLIANCE WITH LAWS AND REGULATIONS.
     Shares shall not be issued under this Plan unless the issuance and delivery of such Shares shall comply with Applicable Laws, as well as the requirements of any stock exchange or market system upon which Shares may then be listed or designated.

12.  RESERVATION OF SHARES.
     The Company, during the term of the Plan, shall at all times reserve and keep available, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

13.  GOVERNING LAW.
     The Plan shall be governed by the laws of the State of California.

14.  STOCK WITHHOLDING TO SATISFY TAX WITHHOLDING OBLIGATIONS.
     When a Participant incurs tax liability in connection with the acquisition or vesting of Shares under the Plan, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold, from the Shares acquired under the Plan that have vested, that number of Shares having a fair market value equal to the amount required to be withheld. The fair market value of the Shares to be withheld shall be based on the closing sales price of the Company's Common Stock as quoted on the New York Stock Exchange for the last market trading day prior to the date of determination, as reported in THE WALL STREET JOURNAL or such other source as the Plan Committee deems reliable. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to such uniform and nondiscriminatory restrictions and limitations as the Plan Committee shall specify.

1995 RESTRICTED STOCK AWARD PLAN

NOTICE OF GRANT OF STOCK AWARD


Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

PARTICIPANT:






SSN:



You have been granted this Stock Award of Common Stock of the Company, subject to the Company's Reacquisition Option, and your continuing status as an Employee (as described in the Plan and the attached Stock Award Agreement), as follows:

         Grant Number

         Date of Grant

         Vesting Commencement Date
         (if different from the Date of Grant)

         Total Number of Shares Subject
         to This Stock Award

By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Award is granted under and governed by the terms and conditions of the Restricted Stock Award Plan and the Stock Award Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document. You further agree to execute the attached Stock Award Agreement, Assignment Separate From Certificate, Joint Escrow Instructions and Consent of Spouse, as a condition to receiving any shares under this Stock Award.

PARTICIPANT:                                     FREMONT GENERAL CORPORATION:

--------------------------------                 -------------------------------
Signature                                        Raymond G. Meyers
                                                 Senior Vice President

EXHIBIT A-1

1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED

 STOCK AWARD AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Award Agreement.

     WHEREAS the Participant named in the Notice of Grant is an Employee of the Company, or one of its subsidiaries, or a Director, and the Participant's continued participation is considered by the Company to be important for the Company's continued growth; and

     WHEREAS in order to give the Participant an opportunity to acquire an equity interest in the Company and as an incentive for the Participant to participate in the affairs of the Company, the Administrator has granted to the Participant a Stock Award subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and this Stock Award Agreement (the "Agreement").

     NOW THEREFORE, the parties agree as follows:

1. TRANSFER OF STOCK. The Company hereby agrees to award to the Participant and the Participant hereby agrees to accept shares of the Company's Common Stock (the "Shares") as specified in the Notice of Grant.

2.   REACQUISITION OPTION.

     (a) In the event the Participant's status as an Employee or Director terminates for any or no reason (including death or disability) before all of the Shares are released from the Company's Reacquisition Option (see Section 3), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Reacquisition Option") for a period of sixty (60) days from such date to reacquire, without the payment or further consideration, up to that number of shares which constitute the Unreleased Shares (as defined in Section 3). The Reacquisition Option shall be exercised by the Company by delivering written notice to the Participant or the Participant's executor (with a copy to the Escrow Holder). Upon delivery of such notice, the Company shall become the legal and beneficial owner of the Shares being reacquired and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being reacquired by the Company.

     (b)Whenever the Company shall have the right to reacquire Shares hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations (including, without limitation, any trust or trusts maintained by the Company in connection with its non-qualified deferred compensation plans) to exercise all or a portion of the Company's acquisition rights under this Agreement and acquire all or a portion of such Shares.

3.   RELEASE OF SHARES FROM REACQUISITION OPTION

     Ten percent (10%) of the Shares shall be released from the Company's Reacquisition Option on each of the first ten (10) anniversaries of the vesting commencement date, provided that the Participant's status as an Employee or Director has not terminated prior to the date of any such release.

     Any of the Shares that have not yet been released from the Reacquisition Option are referred to herein as "Unreleased Shares."

     The Shares that have been released from the Reacquisition Option shall be delivered to the Participant (see Section 5).

4. RESTRICTION ON TRANSFER. Except for the escrow described in Section 5 or the transfer of the Shares to the Company or its assignees contemplated by this Agreement upon exercise of the Reacquisition Option, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Reacquisition Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

5.   ESCROW OF SHARES.

     (a) To ensure the availability for delivery of the Participant's Unreleased Shares upon reacquisition by the Company or its assignees pursuant to the Reacquisition Option, the Participant shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Participant attached hereto as Exhibit A-3, until such time as the Company's Reacquisition Option expires. As a further condition to the Company's obligations under this Agreement, the Company may require the spouse of Participant, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-4.

     (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

     (c) If the Company or any assignee exercises the Reacquisition Option hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

     (d) When the Reacquisition Option has been exercised or expires unexercised or a portion of the Shares has been released from the Reacquisition Option, upon request the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Participant, as the case may be.

     (e) Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash or stock dividends declared thereon. In the event the Company declares and pays a stock dividend, the Shares acquired by Participant upon payment of such dividend shall not be subject to the terms of the Plan, the Notice of Grant, this Stock Award Agreement or the Joint Escrow Instructions. If, from time to time during the term of the Reacquisition Option, there is any stock split or other change in the Shares, any and all new or additional securities to which the Participant is entitled by reason of the Participant's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Reacquisition Option.

6. LEGENDS. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REACQUISITION AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

7. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend (subject to Section 5(e)) or other change in the Shares which may be made by the Company after the date of this Agreement.

8. CHANGES OF CONTROL.

     (1)Definition of "Change of Control." For purposes of this Section 8, a "Change of Control" means the happening of any of the following:

         (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Parent, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

         (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

         (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     (2) Effect of a Change of Control. In the event of a Change of Control of the Company, then, upon the occurrence of such Change of Control, 100% of the Shares shall be released from the Company's Reacquisition Option.

9. TAX CONSEQUENCES. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price, if any, of the Shares at the date of grant and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to reacquire the Shares pursuant to the Reacquisition Option. The Participant understands that the Participant may elect to be taxed at the time the Shares are acquired rather than when and as the Reacquisition Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition. The form for making this election is attached as Exhibit A-5 hereto.

         THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
         SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

10.GENERAL PROVISIONS.

     (a)This Agreement shall be governed by the laws of the State of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the award of the Shares to the Participant. Subject to
         Section 10 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

     (b)Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the address of the party set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party hereto.

     (c)The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company.

     (d)Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

     (e)The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     (f)PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR A DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S EMPLOYMENT, DIRECTORSHIP OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

By Participant's signature below, Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

DATED:  ____________________________

PARTICIPANT:                                      FREMONT GENERAL CORPORATION:

____________________________________              By:__________________________
Signature                                            Raymond G. Meyers
____________________________________                 Senior Vice President
Print Name

____________________________________
Address

____________________________________
Social Security Number

EXHIBIT A-2

1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED

ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED I, _______________________________, hereby sell, assign and transfer unto______________  (________________________)  shares of the
     Common Stock of Fremont General Corporation standing in my name on the books of said corporation represented by Certificate No._______________ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Stock Award Agreement (the "Agreement") between _______________________________________
     and the undersigned dated ____________________________, 19______.



                                          Dated:  ____________________, 19 ____



                                          Signature:__________________________

     Your signature on this document must be GUARANTEED by an authorized officer of a bank or brokerage firm who is a member of the Medallion Stamp Program, approved by the SECURITIES AND EXCHANGE COMMISSION.








INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. The purpose of this assignment is to enable the Company to exercise the Reacquisition Option, as set forth in the Agreement, without requiring additional signatures on the part of the Participant.

EXHIBIT A-3

1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED

JOINT ESCROW INSTRUCTIONS


________________, 19____


To: Corporate Secretary
      Fremont General Corporation
      2020 Santa Monica Blvd.
      Santa Monica, CA  90404

As Escrow Agent for both Fremont General Corporation, a Nevada corporation (the "Company"), and the undersigned Participant (the "Participant"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Award Agreement (the "Agreement") between the Company and the undersigned, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively as the "Company") exercises the Company's Reacquisition Option set forth in the Agreement, the Company shall give to Participant and you a written notice specifying the number of shares of stock to be reacquired, and the time for a closing hereunder at the principal office of the Company. Participant and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, for the number of shares of stock being acquired pursuant to the exercise of the Company's Reacquisition Option.

     3. Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.

          Subject to the terms hereof, the Participant shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash or stock dividends declared thereon. In the event the Company declares and pays a stock dividend, the Shares acquired by Participant upon payment of such dividend shall not be subject to the terms of these Joint Escrow Instructions. If, from time to time during the term of the Reacquisition Option, there is any stock split or other change in the Shares, any and all new or additional securities to which the Participant is entitled by reason of the Participant's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Reacquisition Option.

     4. Upon written request of the Participant, unless the Company's Reacquisition Option has been exercised, you shall deliver to Participant a certificate or certificates representing so many shares of stock as are not then subject to the Company's Reacquisition Option. Within 90 days after cessation of Participant's employment by the Company, or any parent or subsidiary of the Company, or service as a member of the Board, you shall deliver to Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not reacquired by the Company or its assignees pursuant to exercise of the Company's Reacquisition Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

    10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

    11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

    12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an Employee, Director or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

    13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

    14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

    15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.


                                COMPANY:      Corporate Secretary
                                              Fremont General Corporation
                                              2020 Santa Monica Blvd.
                                              Santa Monica, California 90404


                                PARTICIPANT:  ______________________________
                                              ______________________________
                                              ______________________________
                                              ______________________________



                                ESCROW AGENT: Corporate Secretary
                                              Fremont General Corporation
                                              2020 Santa Monica Blvd.
                                              Santa Monica, California 90404

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.


                                               Very truly yours,

                                               FREMONT GENERAL CORPORATION


                                               By:    __________________________
                                                      Raymond G. Meyers
                                                      Senior Vice President


                                               PARTICIPANT:

                                               _________________________________
                                               (Signature)

                                               _________________________________
                                               (Typed or Printed Name)


                                               ESCROW AGENT:

                                               _________________________________
                                               Corporate Secretary

EXHIBIT A-4


1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED

CONSENT OF SPOUSE


I, _____________________________, spouse of __________   ________,have read and
approve the foregoing Stock Award Agreement (the "Agreement"). In consideration of the Company's grant to my spouse of shares of the Common Stock of Fremont General Corporation, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

                                            Dated: ____________________, 19 ___


                                            ____________________________________
                                            Signature of Spouse


                                            ____________________________________
                                            Print Full Name

EXHIBIT A-5
1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986


The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

     1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

                                                TAXPAYER                 SPOUSE

         NAME:

         ADDRESS:

         IDENTIFICATION NO.:

         TAXABLE YEAR:


     2. The property with respect to which the election is made is described as follows:
          _______________________________ shares (the "Shares") of the Common
          Stock of Fremont General Corporation (the "Company").


     3. The date on which the property was transferred is: __________________ 19_____________.


     4.   The property is subject to the following restrictions:

          The Shares may be reacquired by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.


     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_______________.

     6.   The amount (if any) paid for such property is:   $  0.00 .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.



                  Dated:  _______________, 19___
                                                              Taxpayer

                  The undersigned spouse of taxpayer joins in this election.


                  Dated:  _______________, 19___
                                                              Taxpayer